Exhibit 10.2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Execution Version

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into and effective as of June 29, 2026 (the “Effective Date”), by and between Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), and Jade Biosciences, Inc., a Nevada corporation (“Jade”). Paragon and Jade are also referred to herein individually as a “Party,” or collectively as the “Parties.”

Recitals

Whereas, Paragon has developed a proprietary platform technology for the discovery and development of antibodies against therapeutically relevant targets;

Whereas, pursuant to that certain Antibody Discovery and Option Agreement, dated as of July 24, 2024, by and among Paragon, Parade Biosciences Holding, LLC, and Jade, as amended by Amendment No. 1, dated as of September 27, 2024 (as such agreement may be further amended from time to time, the “Option Agreement”), Jade has engaged Paragon to identify, evaluate and develop one or more antibody candidates directed to certain therapeutic targets and has been granted an exclusive option to enter into one or more separate license agreements to develop, manufacture and commercialize the resulting antibodies with respect to a given target;

Whereas, Jade has exercised such option with respect to the Licensed Target (as defined below), and the Parties desire to memorialize the exclusive license from Paragon to Jade with respect to such Licensed Target, all on the terms and subject to the conditions set forth in this Agreement.

Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I

DEFINITIONS.

The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):

1.1
“Achievement of Development Candidate” means the first to occur of: (a) nomination by Jade’s Board of Directors of a Licensed Antibody, Derived Antibody or Jade Multispecific Antibody as a “Development Candidate”; and (b) the initiation by or on behalf of Jade or its Affiliate or Sublicensee of a toxicology study with respect to a Licensed Antibody, Derived Antibody or Jade Multispecific Antibody that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an IND.
1.2
“Acquired Program” has the meaning set forth in Section 2.10(c).
1.3
“Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable Party in the definition of Change of Control, and (b) such Party’s Affiliates, determined immediately prior to the closing of such Change of Control ((a) and (b) collectively, the “Pre-Existing Entities”).
1.4
“Affiliate” means, with respect to a person or entity, any entity controlled by, controlling, or under common control with such person or entity. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, and [***], (b) Paragon and its Affiliates, on the one hand, and Jade and its subsidiaries, on the other hand, shall not be deemed to be Affiliates of each other, and (c) Affiliates of Paragon do not include new entities formed by or on behalf of Paragon for the sole bona fide purpose of further developing, manufacturing, commercializing or otherwise exploiting Antibodies and Antibody products (excluding any Licensed Antibody Technology or Other Licensed Technology) using, among other sources, funds from Third Party investors.
1.5
“Agreement” has the meaning set forth in the preamble.
1.6
[***] means [***] a Delaware limited liability company with offices located at [***] or any permitted assignee of [***] under the terms of the [***] License Agreement.
1.7
[***] IP” means the [***] Licensed Patents and the [***] Licensed Know-How.
1.8
[***] License Agreement” means that certain License Agreement, dated [***] between Paragon and [***], as amended by First Amendment to License Agreement dated [***] as such agreement may be amended or restated from time to time, subject to the terms of this Agreement. A copy of the [***] License Agreement as of the Effective Date is attached hereto as Exhibit B, which shall be updated from time to time in the event of any amendment to or restatement of the [***] License Agreement becoming effective or executed after the Effective Date.
1.9
“[***] Licensed Know-How” means the Know-How (as defined in the [***] License Agreement) that (a) is licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, and (b) is reasonably necessary or useful for the Development, Manufacture, Commercialization or other exploitation of the (i) Licensed Antibodies and Derived Antibodies that are “Partnered Antibodies” under the [***] License Agreement, and (ii) Products, Multispecific Antibodies and Multispecific Products that contain or comprise

Licensed Antibodies and Derived Antibodies described in clause (i) of this Section 1.9, in each case (i) and (ii) in the Field in the Territory.
1.10
“[***] Licensed Patents” means the Patent Rights (as defined in the [***] License Agreement) that are (a) licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, and (b) reasonably necessary or useful for the Development, Manufacture, Commercialization or other exploitation of the (i) Licensed Antibodies and Derived Antibodies that are “Partnered Antibodies” under the [***] License Agreement, and (ii) Products, Multispecific Antibodies and Multispecific Products that contain or comprise Licensed Antibodies and Derived Antibodies described in clause (i) of this Section 1.10, in each case (i) and (ii) in the Field in the Territory.
1.11
“Antibody” means any molecule, including [***].
1.12
“Applicable Law” means any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the Party at issue.
1.13
“Back-Up Jade Product” has the meaning set forth in Section 4.2.
1.14
“Bankruptcy Code” has the meaning set forth in Section 8.4.
1.15
“Bankruptcy Event” has the meaning set forth in Section 8.4.
1.16
“Business Day” means any day other than Saturday, Sunday or a national holiday in the United States.
1.17
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.18
“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.19
“Change of Control” means, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that is an Affiliate that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).
1.20
“COC Program” has the meaning set forth in Section 2.10(b).
1.21
“Claim” has the meaning set forth in Section 9.3.
1.22
“Combination Product” has the meaning set forth in Section 1.71.
1.23
“Commercialize” or “Commercializing” means any and all activity to market, promote, distribute, offer for sale, sell, have sold, seek reimbursement for, import, have imported, export, have exported or otherwise commercialize an Antibody or product, including any Licensed Antibody, Derived Antibody, Product, Multispecific Antibody or Multispecific Product, as applicable. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.24
“Commercially Reasonable Efforts” means the level of effort and resources commonly applied by a similarly situated biopharmaceutical company to carry out a particular task or obligation with respect to a pharmaceutical or biologic compound, product or therapy owned by it, or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of other products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, scientific or medical factors. For clarity, the “Commercially Reasonable Efforts” of a Party under this Agreement will be determined on a product-by-product and country-by-country basis within the Territory, and it is anticipated that the level of effort for different indications and countries may differ and may change over time, reflecting changes in the status of the compound, product or therapy and the indications and the country or countries involved.
1.25
“Confidential Information” of a Party means any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, all Licensed Antibody Inventions and Licensed Antibody Technology shall be the Confidential Information of Jade; provided that in the event of any termination of this Agreement the Licensed Antibody Inventions and Licensed Antibody Technology shall be the Confidential Information of Paragon.
1.26
“Control” (including any variations such as “Controlled”) means, with respect to any technology (including Know-How) or other Intellectual Property Rights or materials and a Party, possession by such Party or one of its Affiliates of the ability (whether by ownership, license or otherwise (and other than pursuant to this Agreement)) to grant a license or a sublicense of or under such technology or Intellectual Property Rights or transfer such materials without violating the terms of any agreement or other arrangement with any Third Party; provided, that if following the Effective Date (a) Paragon would Control any Patent that would be included in the Licensed Antibody Patents or Other Licensed Patents but for an obligation to pay royalties or other consideration for the Development, Manufacture, Commercialization or other exploitation of a Jade Product in the Territory in connection with a grant to Jade of a license under such Patent, and (b) Jade, pursuant to Section 2.7, consents to being a sublicensee of such Patent and complies with the Reimbursement Obligation, then such Patent shall be deemed Controlled by Paragon. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (i) prior to the consummation of a Change of Control of such Party is owned or in-licensed, or (ii) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((i) or (ii)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.
1.27
“Cover” or “Covering” means, with respect to a particular product, any Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.
1.28
“CREATE Act” has the meaning set forth in Section 5.2(f).
1.29
“Derived Antibody” means any Antibody that is created by or on behalf of Jade (but not by Paragon under the Option Agreement), its Affiliates or its or their licensees and: (a) is derived from or constitutes a modification of a Licensed Antibody, including [***] and (b) [***]. For avoidance of doubt, any Antibody that [***] will be deemed a Derived Antibody, irrespective of origin. Notwithstanding the foregoing, a Derived Antibody shall not include (i) [***], or (ii) [***].
1.30
“Designated Multispecific Antibody” has the meaning set forth in Section 2.5(b).
1.31
“Develop” or “Developing” means any and all activity to discover, evaluate, test, research or otherwise develop an Antibody or product, including any Licensed Antibody, Derived Antibody, Product, Multispecific Antibody or Multispecific Product, as applicable. When used as a noun, “Development” means any and all activities involved in Developing.

1.32
“Directed To” means, (a) with regard to a monospecific Antibody or product, that such Antibody or product is developed or designed to (i) [***], and (b) [***].
1.33
“Disclosing Party” has the meaning set forth in Section 1.25.
1.34
“Dispute” has the meaning set forth in Section 10.7.
1.35
“Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.36
“Effective Date” has the meaning set forth in the preamble.
1.37
“Exclusivity Period” means the period commencing on the Effective Date and continuing until the [***] anniversary of the Effective Date.
1.38
“FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.
1.39
“Field” means the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.
1.40
“First Commercial Sale” means the first sale of a Jade Product by Jade, or one of its Affiliates or its or their Sublicensees, to a Third Party after all Regulatory Approvals required to market and sell the Jade Product have been obtained in the country in the Territory in which such Jade Product is sold. Sales for purposes of testing the Jade Product and sample purposes shall not be deemed a First Commercial Sale. Furthermore, for purposes of clarity, the term “First Commercial Sale” as used in this Agreement shall not include: (a) [***]; (b) [***]; or (c) [***].
1.41
“Force Majeure” has the meaning set forth in Section 10.2.
1.42
“IFN-β” means interferon beta, also known as interferon-β.
1.43
“IND” means an investigational new drug application or equivalent application that is required to commence clinical trials for a product in the Territory and filed with the applicable Regulatory Authority.
1.44
“Indemnified Party” has the meaning set forth in Section 9.3.
1.45
“Indemnifying Party” has the meaning set forth in Section 9.3.
1.46
“Intellectual Property Rights” means any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; (c) trademark law; or (d) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.
1.47
“Inventions” means all Know-How, and all Intellectual Property Rights therein, that are conceived, reduced to practice, discovered, developed or made by or on behalf of either

Party or any Third Parties acting on their behalf (or any of their Representatives, Affiliates, licensees or sublicensees) in the course of performing activities under this Agreement.
1.48
“Jade” has the meaning set forth in the preamble.
1.49
“Jade Antibody Patents” means all Patents that Cover the composition of matter of, or any method of specifically making or using, any Licensed Antibody or Derived Antibody, that in each case are owned or in-licensed from a Third Party and controlled by Jade or its Affiliates or Sublicensees as of the Effective Date or during the Term; provided that, if a Change of Control of Jade occurs, the Jade Antibody Patents shall not include any patents that are owned or in-licensed by the Acquiring Entity as of the closing of such Change of Control, or become owned or in-licensed after such closing (to the extent such Patents cover inventions developed outside of the scope of the activities conducted hereunder and without use of or reference to (a) any technology or Intellectual Property Rights Controlled by Jade or any Affiliate of Jade immediately before such Change of Control, (b) the Licensed Antibody Technology, (c) the Other Licensed Patents, (d) the Other Licensed Know-How, (e) any Confidential Information of Paragon, (f) any Licensed Antibody or Derived Antibody, or (g) any [***] IP or ATX Confidential Information (as defined in the [***] License Agreement)). For clarity, the Jade Antibody Patents shall not include the Licensed Antibody Patents.
1.50
“Jade Indemnitees” has the meaning set forth in Section 9.2.
1.51
“Jade Intellectual Property” means any Patents, Know-How or other Intellectual Property Rights that are (a) necessary for, and actually used (or held for use) by Jade or its Affiliates as of the effective date of termination of this Agreement in the Development, Manufacturing, Commercialization or other exploitation of Jade Products, and (b) Controlled by Jade or its Affiliates as of the effective date of termination of this Agreement.
1.52
“Jade Invention” means (a) any Invention that is owned or controlled by Jade, and (b) all Intellectual Property Rights therein, provided that, in each case (a) – (b), Jade Inventions shall not include (i) any Inventions owned or controlled by Paragon or its Affiliate, the rights to which have been licensed to Jade or its Affiliate under this Agreement or a separate agreement, or (ii) any Intellectual Property Rights therein.
1.53
“Jade Multispecific Antibody” means any Multispecific Antibody that is Developed, Manufactured, Commercialized or otherwise exploited by Jade, its Affiliate or Sublicensee, excluding in each case, and subject to Section 2.6, any Paragon Multispecific Antibody.
1.54
“Jade Multispecific Product” means any product that comprises or contains any Jade Multispecific Antibody.
1.55
“Jade Product” means, individually or collectively, as applicable, Licensed Antibodies, Derived Antibodies, Products, Jade Multispecific Antibodies and Jade Multispecific Products.
1.56
“Know-How” means all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data,

specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.
1.57
“Licensed Antibody” means any and all Antibodies that are Directed To the Licensed Target and that were or are discovered, generated, identified or characterized by or on behalf of Paragon in the course of performing the Research Program, including [***].
1.58
“Licensed Antibody Invention” means (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Program and that constitutes the composition of matter of, or any method of specifically making or using, any Licensed Antibody, and (b) all Intellectual Property Rights in the foregoing, that in each case is Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. Notwithstanding the foregoing, the Licensed Antibody Inventions shall not include (i) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Program that constitutes the composition of matter of, or any method of specifically making or using, (x) that antigen-binding portion of any Antibody or moiety that is Directed To a Target other than the Licensed Target (e.g., a second binder in a Multispecific Antibody), or (y) any portion of any Multispecific Antibody other than a Licensed Antibody, or (ii) any Intellectual Property Rights therein.
1.59
“Licensed Antibody Patents” means all Patents that Cover the composition of matter of, or any method of specifically making or using, any Licensed Antibody, that in each case are Controlled by Paragon or its Affiliates as of the Effective Date or during the Term, excluding in each case any claims in such Patents that Cover the composition of matter of, or any method of specifically making or using (a) that antigen-binding portion of any Antibody or moiety that is Directed To a Target other than the Licensed Target (e.g., a second binder in a Multispecific Antibody), or (b) any portion of any Multispecific Antibody other than a Licensed Antibody.
1.60
“Licensed Antibody Technology” means (a) the Licensed Antibody Inventions, (b) the Licensed Antibody Patents, (c) the Sequence Information, (d) the Results, (e) the Research Program Materials, and (f) all Intellectual Property Rights in the foregoing Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. For clarity, the Licensed Antibody Technology shall exclude [***].
1.61
“Licensed Component(s)” has the meaning set forth in Section 1.71.
1.62
“Licensed Target” means IFN-β.

1.63
“Losses” has the meaning set forth in Section 9.1.
1.64
“MAA” means (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetic Act, and applicable regulations promulgated thereunder by the FDA, (b) a Biologics License Application in the United States, as defined in the United States Public Health Service Act, or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.
1.65
“Major Market Country” means any of the following: [***].
1.66
“Manufacture” or “Manufacturing” means any and all activity to make, have made, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store an Antibody or product, including any Licensed Antibody, Derived Antibody, Product, Multispecific Antibody or Multispecific Product, as applicable, or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing an Antibody or product, including any Licensed Antibody, Derived Antibody, Product, Multispecific Antibody or Multispecific Product, as applicable, or any component thereof.
1.67
“Milestone” has the meaning set forth in Section 4.2.
1.68
“Milestone Payment” has the meaning set forth in Section 4.2.
1.69
“Multispecific Antibody” means any Antibody that is comprised of (a) [***], and (b) [***].
1.70
“Multispecific Product” means any product that comprises or contains any Multispecific Antibody.
1.71
“Net Sales” means the gross amounts received for the Jade Product by Jade, its Affiliates and Sublicensees for sales or other commercial disposition of such Jade Product in the Territory to unrelated Third Parties, less the following, in each case related specifically to the Jade Product and actually incurred, paid or accrued by Jade, its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to Jade, its Affiliates or Sublicensees:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***]; and
(f)
[***].

Net Sales will include [***]. Net Sales will be calculated only once for the first bona fide arm’s length sale of the Jade Product by Jade, its Affiliates or its Sublicensees to a Third Party, and will not include sales between or among [***]. Net Sales shall not include any amounts invoiced for [***] (i) [***] (ii) [***] or (iii) [***].

Net Sales shall be determined from the books and records of Jade, Affiliates of Jade or any Sublicensee maintained in accordance with U.S. generally accepted accounting principles (GAAP) consistently applied. Jade further agrees in determining Net Sales, it (or its applicable Affiliate or Sublicensee) will use Jade’s (or such Affiliate’s or Sublicensee’s) then current standard procedures and methodology.

If a Jade Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Combination Product, shall be determined as follows: [***]. If any Other Component in the Combination Product is not sold separately, Net Sales shall be calculated by [***]. If both the Licensed Component(s) and any of the Other Components are not sold separately, the adjustment to Net Sales shall be determined by the Parties [***] to reasonably reflect [***] of such Combination Product.

For purposes of this definition, “Combination Product” means any pharmaceutical product that contains two (2) or more active ingredients, including (A) one (1) or more Licensed Antibodies, Derived Antibodies or Multispecific Antibodies (the “Licensed Component”), and (B) one (1) or more active pharmaceutical or biological ingredients that are not (x) a Licensed Antibody, Derived Antibody or Multispecific Antibody, or (y) an Antibody owned or controlled by Paragon or its Affiliate, the rights to which have been licensed to Jade or its Affiliate under a separate agreement (“Other Component(s)”), either as a [***].

1.72
“Notice of Dispute” has the meaning set forth in Section 10.7(a).
1.73
“Option Agreement” has the meaning set forth in the preamble.
1.74
“Other Component(s)” has the meaning set forth in Section 1.71.
1.75
“Other Licensed Know-How” means all Know-How Controlled by Paragon or its Affiliates on the Effective Date or during the Term that (a) was used by or on behalf of Paragon in the performance of the Research Program, and (b) is necessary to Develop, Manufacture, Commercialize or otherwise exploit Licensed Antibodies or Products (solely to the extent comprising or containing a Licensed Antibody) in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Know-How shall not include (i) the Licensed Antibody Technology, (ii) the Paragon Platform Know-How (as defined in the Option Agreement), (iii) the [***] Licensed Know-How, and (iv) any Know-How owned or otherwise controlled by Paragon or its Affiliates relating to (1) that antigen-binding portion of any Antibody or moiety that is Directed To a Target other than the Licensed Target (e.g., a second binder in a Multispecific Antibody), or (2) any portion of any Multispecific Antibody other than a Licensed Antibody.
1.76
“Other Licensed Patents” means any Patents (other than Licensed Antibody Patents) Controlled by Paragon or its Affiliates as of the Effective Date or during the

Term that (a) include a claim that expressly recites the sequence of a Licensed Antibody or Derived Antibody, and (b) are necessary to Develop, Manufacture or Commercialize Licensed Antibodies or Derived Antibodies in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Patents shall not include (i) Paragon Multispecific Patents, (ii) the Paragon Platform Patents (as defined in the Option Agreement), (iii) the [***] Licensed Patents, or (iv) any Patents that Cover (x) [***] or (y) [***].
1.77
“Other Licensed Technology” means (a) Other Licensed Know-How, and (b) Other Licensed Patents.
1.78
“Paragon” has the meaning set forth in the preamble.
1.79
“Paragon Indemnitee” has the meaning set forth in Section 9.1.
1.80
“Paragon Multispecific Antibody” means a Multispecific Antibody that is Developed, Manufactured, Commercialized or otherwise exploited by Paragon or its Affiliate or licensee (other than Jade and its Affiliates and Sublicensees).
1.81
“Paragon Multispecific Patents” means those Patents owned or otherwise controlled by Paragon or its Affiliates during the Term that Cover the composition of matter of, or any method of specifically making or using, a Paragon Multispecific Antibody, in each case excluding the Licensed Antibody Patents.
1.82
“Paragon Patents” has the meaning set forth in Section 5.2(c).
1.83
“Paragon Third Party Agreement” has the meaning set forth in Section 2.7.
1.84
“Parent Entity” has the meaning set forth in Section 1.19.
1.85
“Party” has the meaning set forth in the Preamble.
1.86
“Patent Challenge” has the meaning set forth in Section 5.3(a).
1.87
“Patent Infringement” has the meaning set forth in Section 5.3(a).
1.88
“Patents” means (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.
1.89
“Phase I Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.90
“Phase II Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.91
“Phase III Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.92
“Pre-Existing Entities” has the meaning set forth in Section 1.3.
1.93
“Product” means any product that comprises or contains any Licensed Antibody or Derived Antibody other than as part of a Multispecific Antibody or a Multispecific Product.
1.94
“Prosecute” or “prosecution” has the meaning set forth in Section 5.2(a).
1.95
“Receiving Party” has the meaning set forth in Section 1.25.
1.96
“Regulatory Approval” means all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory under this Agreement.
1.97
“Regulatory Authority” means any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States and the EMA in Europe.
1.98
“Reimbursement Obligation” has the meaning set forth in Section 2.7.
1.99
“Remaining Recovery” has the meaning set forth in Section 5.3(f).
1.100
“Representatives” of a Party means such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.
1.101
“Research Program” means the Research Program (as defined in the Option Agreement) conducted by the Parties pursuant to the Option Agreement with respect to the Licensed Target.
1.102
“Research Program Materials” means the tangible materials resulting from the Research Program that are Controlled by Paragon or its Affiliates as of the Effective Date or during the Term that are listed in Exhibit C attached hereto, as may be amended in writing from time to time upon mutual agreement of the Parties. For clarity, Research Program Materials shall not include materials that are consumed or destroyed in the performance of the Research Program or that are not available to be transferred by Paragon to Jade without violating the terms of any agreement or other arrangement with a Third Party.

1.103
“Results” means all data, results, analysis, conclusions, outcomes, information, documentation and reports that are generated by or on behalf of Paragon in performance of the Research Program, in each case excluding Licensed Antibody Inventions, Licensed Antibody Patents, Sequence Information and Licensed Antibodies.
1.104
“Reversion Products” has the meaning set forth in Section 8.6(c).
1.105
“ROFN Information” has the meaning set forth in Section 2.6(a).
1.106
“ROFN Negotiation Period” has the meaning set forth in Section 2.6(c).
1.107
“ROFN Period” has the meaning set forth in Section 2.6(a).
1.108
“Royalty Payments” has the meaning set forth in Section 4.3(a).
1.109
“Royalty Term” means, on a Jade Product-by-Jade Product and country-by-country basis, the period commencing on First Commercial Sale of the applicable Jade Product in the applicable country in the Territory and ending, with respect to the particular Jade Product and country at issue on the latest of the following dates: (a) the twelfth (12th) anniversary of the date of First Commercial Sale of such Jade Product in such country; or (b) the expiration of the last-to-expire Valid Claim of a Licensed Antibody Patent or a Jade Antibody Patent Covering the Manufacture, use or sale of such Jade Product in the country at issue.
1.110
“Sequence Information” means all Licensed Antibody sequences generated under the Research Program, including any files (including electronic files) of Paragon to the extent containing the same.
1.111
“Sublicensee” means any Affiliate of Jade or any Third Party that receives a grant of a sublicense of, or other authorization or permission granted under, the licenses and rights granted to Jade in Section 2.1, either directly from Jade or through multiple tiers, other than any fee-for-service service provider or subcontractor (including contract research organizations and contract manufacturing organizations) acting in such capacity for the benefit of Jade or any of its Affiliates or Sublicensees.
1.112
“Target” means a protein molecule that (a) is chemically distinct from other molecules, and (b) wherein a binding entity derives recognized therapeutic value from binding to such molecule.
1.113
“Term” has the meaning set forth in Section 8.1.
1.114
“Territory” means worldwide.
1.115
“Third Party” means any person or entity other than Paragon or Jade or an Affiliate of either Paragon or Jade.
1.116
“Third Party Claim” has the meaning set forth in Section 9.1.
1.117
“Transfer Period” has the meaning set forth in Section 2.4(c).

1.118
“US” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.
1.119
“Valid Claim” means, with respect to a particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than seven (7) years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.
Article II

LICENSES; TECHNOLOGY TRANSFER; MULTISPECIFIC ANTIBODIES.
2.1
License Grants from Paragon.
(a)
Subject to the terms of this Agreement, Paragon hereby grants to Jade a royalty-bearing, exclusive (even as to Paragon and its Affiliates, subject to Paragon’s retained rights under Section 2.3) license, including the right to sublicense through multiple tiers (subject to Section 2.2), under the Licensed Antibody Technology to use, make, have made, sell, offer for sale, have sold, import, export, Develop, Manufacture, Commercialize and otherwise exploit Licensed Antibodies, Derived Antibodies and Products in the Field in the Territory.
(b)
Subject to the terms of this Agreement, including Section 2.6, Paragon hereby grants to Jade a royalty-bearing, non-exclusive right and license, including the right to sublicense through multiple tiers (subject to Section 2.2), under the Licensed Antibody Technology to use, make, have made, sell, offer for sale, have sold, import, export, Develop, Manufacture, Commercialize and otherwise exploit Multispecific Antibodies and Multispecific Products in the Field in the Territory.
(c)
Subject to the terms of this Agreement, Paragon hereby grants to Jade a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.2), under the Other Licensed Patents to use, make, have made, sell, offer for sale, have sold, import, export, Develop, Manufacture, Commercialize or otherwise exploit Licensed Antibodies, Derived Antibodies and Products in the Field in the Territory.
(d)
Subject to the terms of this Agreement, Paragon hereby grants to Jade a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.2), under the Other Licensed Know-How to use, make, have made, sell, offer for sale, have sold, import, export, Develop, Manufacture, Commercialize or otherwise exploit Licensed Antibodies and Products (solely to the extent comprising or containing a Licensed Antibody) in the Field in the Territory.

(e)
Subject to the terms of this Agreement, Paragon hereby grants to Jade a non-exclusive sublicense, including the right to further sublicense through multiple tiers (subject to Section 2.2 and Section 2.8), under the [***] IP to make, or have made, use, offer for sale, sell, import, research, develop, manufacture and commercialize (i) Licensed Antibodies and Derived Antibodies that are “Partnered Antibodies” under the [***] License Agreement, and (ii) Products, Multispecific Antibodies and Multispecific Products that contain or comprise Licensed Antibodies or Derived Antibodies described in clause (i), in each case (i)-(ii), in the Field in the Territory.
2.2
Sublicenses.
(a)
Subject to Section 2.2(b), Jade shall have the right to grant sublicenses under the rights granted to it in Section 2.1 to its Affiliates and Third Parties; provided, that (i) each such sublicense shall be granted in writing and the relevant sublicense agreement shall be consistent with all relevant terms, conditions and restrictions of this Agreement, (ii) Jade will provide Paragon with a true and complete copy of each sublicense agreement with a Sublicensee and any amendments thereto within [***] days following execution thereof (which sublicense agreement and amendments may be redacted except to the extent necessary for Paragon to determine Jade’s compliance with this Agreement), and (iii) Jade shall remain responsible for all of its payments and other performance obligations due under this Agreement, notwithstanding any license or sublicense that it may grant.
(b)
If any sublicense granted by Jade includes a further sublicense by Jade of the license granted in Section 2.1(e), then the following terms and conditions shall apply:
(i)
each sublicense shall be subject and subordinate to the [***] License Agreement and shall contain provisions consistent with the terms and conditions of the [***] License Agreement;
(ii)
except as to sublicenses to Affiliates, subcontractors and service providers, Jade shall as soon as reasonably practicable provide Paragon with (or, at the request of Paragon, provide directly to [***]) a copy of any executed sublicense agreement (which copy may be redacted to remove financial and other provisions that are not necessary to monitor compliance with this Section 2.2(b) or Section 3.4 of the [***] License Agreement); and
(iii)
each such sublicense agreement shall contain a requirement that such sublicensee comply with the confidentiality and non-use restrictions at least as stringent as those set forth in the [***] License Agreement with respect to ATX Confidential Information (as defined in the [***] License Agreement).
2.3
No Implied Licenses; Reservation of Rights. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Right of either Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement, and each Party reserves to itself all rights not expressly granted under this Agreement. Notwithstanding anything to the contrary under this Agreement, Paragon retains rights under the Licensed Antibody Technology solely to perform its obligations and exercise its rights under this Agreement and the Option Agreement.

2.4
Information Transfer and Support to Jade.
(a)
Within [***] days after the Effective Date, Paragon shall provide Jade with the Results and Sequence Information in existence as of the Effective Date not already provided to Jade under the Option Agreement. Additionally, on a continuing basis during the term of the Research Program, within [***] days after additional Results or Sequence Information come into existence or are identified by Paragon that in each case have not already been provided to Jade under the Option Agreement, Paragon shall disclose and transfer such additional Results and Sequence Information to Jade.
(b)
Upon the reasonable request of Jade made from time to time during the Term, Paragon shall promptly disclose and transfer to Jade tangible embodiments of the Other Licensed Know-How that is the subject of Jade’s request.
(c)
The Parties acknowledge and agree that Exhibit C has been agreed by the Parties as of the Effective Date, and that materials that are different than or in addition to the materials set forth on Exhibit C may result from the Research Program to the extent that the Research Program continues to be performed following the Effective Date. Upon the reasonable request of Jade made at any time prior to the end of the thirty (30) day period following the expiration of the Research Term (as defined in the Option Agreement), the Parties shall update Exhibit C to reflect the tangible materials, including samples, reagents, nucleic acids and Antibodies, resulting from the Research Program that constitute Research Program Materials hereunder. During the period beginning on the Effective Date and ending six (6) months after the expiration of the Research Term (the “Transfer Period”), at Jade’s request and expense, Paragon will provide Jade or a Third Party designated by Jade with any Research Program Materials, provided that any Third Party recipient of such Research Program Materials shall be bound by the relevant terms of this Agreement and that the Research Program Materials are used solely to further Develop, Manufacture and Commercialize the Jade Products. For clarity, Jade shall be responsible for any out-of-pocket costs incurred by Paragon or its Affiliates to store and maintain the Research Program Materials during the Transfer Period.
(d)
Each Party shall bear all costs and expenses incurred by such Party in connection with the disclosure and transfer of any Results and Sequence Information as set forth above.
2.5
During the first [***] days after completion of the Research Program, in the event Jade makes any reasonable request for assistance in order to understand the Licensed Antibody Technology or use the Licensed Antibody Technology to continue the uninterrupted Development of the Licensed Antibodies, Paragon shall provide up to [***] month (approximately [***] hours) of such assistance, at [***] cost and expense at the then applicable [***] Rate (as defined in the Option Agreement) under the Option Agreement. Paragon shall consider and discuss [***] any additional requests for assistance made by Jade, which assistance may be provided upon mutual agreement of the Parties.

2.6
Paragon’s Rights with Respect to Multispecific Antibodies.
(a)
Subject to the terms of this Agreement, including Section 2.5(b) below and Section 2.6, Paragon reserves and retains the non-exclusive right under the Licensed Antibody Technology to Develop, Manufacture, Commercialize and otherwise exploit Multispecific Antibodies and Multispecific Products in the Field in the Territory. If Paragon exercises such right, then Paragon shall pay royalties to Jade in accordance with Article IV (at the rate specified in Section 4.3(b)), mutatis mutandis, with respect to any Multispecific Antibodies and Multispecific Products that are Commercialized by Paragon or its Affiliates, licensees or sublicensees (other than Jade and its Affiliates and Sublicensees) in the Field in the Territory, provided, that (i) the royalty rate payable by Paragon hereunder shall be 5%; and (ii) references to Jade Antibody Patents in clause (b) of the Royalty Term definition and Section 2.6 shall be disregarded.
(b)
Jade has designated [***] Licensed Antibody or Derived Antibody as its lead compound and [***] Licensed Antibody or Derived Antibody as its backup compound, as set forth on Exhibit D (each such designated Licensed Antibody or Derived Antibody, a “Designated Multispecific Antibody”). Paragon’s rights under Section 2.5(a) shall expressly exclude the right to Develop, Manufacture, Commercialize or otherwise exploit (i) Multispecific Antibodies that have identical sequence identity within their complementarity-determining regions as a Designated Multispecific Antibody, or (ii) Multispecific Products that comprise or contain any Multispecific Antibody referenced in clause (i).
2.7
Right of First Negotiation.
(a)
Commencing on the Effective Date and continuing until the [***] anniversary thereof (the “ROFN Period”) and subject to Section 2.5(b), Paragon will promptly notify Jade in writing if (i) Paragon has developed a descriptive research plan [***] with respect to the Development of a Multispecific Antibody or [***] to license or grant rights in a Multispecific Antibody to a Third Party, or (ii) Paragon enters into [***] negotiations pursuant to an offer to or from any Third Party relating to the foregoing. Together with such notice, Paragon will provide to Jade all material information and research plans developed by [***] Paragon with respect to such Multispecific Antibody, including (a) existing drafts of any proposed filings to any patent office prepared by or on behalf of Paragon, or copies of any actual filings to any patent office made by or on behalf of Paragon, in each case with respect to Paragon Multispecific Patents that Cover such Multispecific Antibody and (b) [***]. Jade will have [***] days from receipt of the ROFN Information to deliver a written notice to Paragon of Jade’s desire to engage in negotiations for an agreement concerning the Development, or exclusive license or grant of rights to, such Multispecific Antibody.
(b)
If Jade does not provide such written notice to Paragon of its interest to engage in such negotiations within such [***] day period, then (i) Paragon shall be free to enter into an agreement with a Third Party with respect to the grant of a license or other rights to such Multispecific Antibody and corresponding Multispecific Products without further obligation to Jade under this Section 2.6, and (ii) Jade’s license under Section 2.1(b) shall automatically exclude any right to Develop, Manufacture, Commercialize or otherwise exploit the identical Multispecific Antibodies Developed by or on behalf of Paragon and corresponding Multispecific Products.

(c)
If Jade does provide Paragon such written notice within such [***] day period, the Parties will negotiate [***] on an exclusive basis for a period of up to [***] months from the date of Jade’s notice (“ROFN Negotiation Period”), an agreement for the Development, or exclusive license or grant of rights to, such Multispecific Antibody and corresponding Multispecific Products. During the ROFN Negotiation Period, Paragon shall not [***], and prior to and during the ROFN Negotiation Period, Paragon shall not enter into an agreement with respect to, such Multispecific Antibody with any Third Party that will prevent Paragon from entering into an agreement with Jade for the Development, or exclusive license or grant of rights to, such Multispecific Antibody and corresponding Multispecific Products. For clarity, prior to and during the ROFN Negotiation Period, Paragon shall have the right to enter into agreements with Third Party service providers providing services to Paragon or its Affiliates with respect to such Multispecific Antibody and corresponding Multispecific Products. Unless and until the Parties have entered into an agreement with respect to such Multispecific Antibody and corresponding Multispecific Products, Jade shall have no rights or license with respect to such Multispecific Antibody and corresponding Multispecific Products except as otherwise expressly provided in Section 2.1. In the event that the Parties have not entered into an agreement with respect to such Multispecific Antibody and corresponding Multispecific Products prior to the expiration of the ROFN Negotiation Period, then (i) Paragon shall be free to enter into an agreement with a Third Party with respect to the grant of a license or other rights to such Multispecific Antibody and corresponding Multispecific Products without further obligation to Jade under this Section 2.6, and (ii) Jade’s license under Section 2.1(b) shall automatically exclude any right to Develop, Manufacture, Commercialize or otherwise exploit the identical Multispecific Antibodies Developed by or on behalf of Paragon and corresponding Multispecific Products.
2.8
Third Party In-Licenses. If Paragon or any of its Affiliates enters into any in-license agreement with a Third Party after the Effective Date with respect to any Patent that would, if Controlled by Paragon, be included within the Licensed Antibody Patents or Other Licensed Patents (each such agreement, a “Paragon Third Party Agreement”), Paragon shall notify Jade in writing that it entered into such Paragon Third Party Agreement and provide a copy thereof to Jade, which copy may be redacted solely concerning financial or other confidential terms not applicable to sublicensees. Jade shall have the right, by delivery of written notice to Paragon, to elect to take a sublicense under such Patents in-licensed by Paragon under such Paragon Third Party Agreement. If Jade elects to become a sublicensee thereunder pursuant to this Section 2.7, then (a) the applicable Patents under such Paragon Third Party Agreement shall be included within the Licensed Antibody Patents or Other Licensed Patents, as applicable, that are licensed to Jade under Section 2.1, (b) Jade shall reimburse Paragon for Jade’s pro rata share of royalties or other consideration, as mutually agreed by the Parties in writing, payable by Paragon under such Paragon Third Party Agreement for Jade’s Development, Manufacture, Commercialization or other exploitation of a Product in the Field in the Territory in connection with a grant to Jade of a sublicense under such Patents (the “Reimbursement Obligation”), and (c) Jade shall comply with the terms of such Paragon Third Party Agreement to the extent applicable to Jade as a sublicensee of such Patents. In the event of any conflict between the terms of this Agreement and any Paragon Third Party Agreement applicable to a sublicense granted by Paragon to Jade in accordance with this Section 2.7, the terms of such Paragon Third Party Agreement shall control solely to the extent necessary for the Parties to maintain compliance with such Paragon Third Party Agreement. Jade shall comply with the Reimbursement Obligation [***] prior to the date when such amounts are payable by Paragon to the counterparty licensor under the applicable Paragon Third Party Agreement.
2.9
[***] License Agreement.
(a)
Applicability of the [***] License Agreement. The Parties acknowledge and agree that:
(i)
the [***] IP will be licensed by [***] to Paragon under the [***] License Agreement and sublicensed by Paragon to Jade under Section 2.1(e) of this Agreement;
(ii)
Jade agrees to be bound by the terms and conditions of the [***] License Agreement applicable to sublicensees to the extent of the sublicenses granted hereunder; and
(iii)
in the event of any conflict between the terms of this Agreement and the terms of the [***] License Agreement that are applicable to Jade, the terms of the [***] License Agreement shall control to the extent necessary to maintain compliance with the terms of the [***] License Agreement, and Jade shall not be in breach of this Agreement to the extent that it is complying with any such conflicting and controlling terms of the [***] License Agreement.
(b)
Required Disclosures under the [***] License Agreement. Notwithstanding anything else herein to the contrary, Jade hereby consents to Paragon: (i) providing a copy of this Agreement to [***] (which copy may be redacted to remove financial and other provisions that are not necessary for [***] to monitor compliance with Section 3.4 of the [***] License Agreement); and (ii) disclosing to [***] any Confidential Information of Jade that is expressly and specifically required to be disclosed to [***] under the terms of the [***] License Agreement.
(c)
Payments Under [***] License Agreement. As between the Parties, Jade shall be solely responsible for the following payments due to [***] under the [***] License Agreement:
(i)
any annual Partnered Antibody Program Fees (as defined in the [***] License Agreement) (other than the initial Partnered Antibody Program Fees) that become due under Section 4.4 of the [***] License Agreement due to Paragon’s activities under this Agreement or activities conducted by or on behalf of Jade, its Affiliates and Sublicensees under this Agreement, in each case with respect to the Jade Products; provided, that (1) any such payments, together with the initial Partnered Antibody Program Fees relating to this Agreement paid by Jade, shall be creditable under Section 4.4 of the [***] License Agreement against amounts also payable by Jade under Section 2.8(c)(ii) with respect to this Agreement; (2) shall only be payable until the First Commercial Sale (as defined in the [***] License Agreement) of a Jade Product that constitutes a “Product” under the [***] License Agreement; and (3) shall only be payable once (and, as applicable, on an annual basis thereafter) per Partnered Antibody Program (as defined in the [***] License Agreement), irrespective of the number of Selection Notices (as defined in the [***] License Agreement) provided by Paragon or deemed provided by Paragon;

(ii)
the Development Milestone (as defined in the [***] License Agreement) payments under Section 4.5 of the [***] License Agreement, subject to any credits under Section 4.4 of the [***] License Agreement, to the extent payable due to achievement of the applicable Development Milestone (as defined in the [***] License Agreement) by Jade, its Affiliates or Sublicensees with respect to a Jade Product under this Agreement that is also a Product as defined in the [***] License Agreement; and
(iii)
the Commercial Payments (as defined in the [***] License Agreement) under Section 4.6 of the [***] License Agreement to the extent payable with respect to a Jade Product under this Agreement that is also a Product as defined in the [***] License Agreement.

Unless directed otherwise by Paragon, (x) Jade shall, on behalf of Paragon, make all such payments directly to [***] in accordance with the terms of the [***] License Agreement and shall [***] provide written confirmation of such payments to Paragon, (y) Jade shall deliver to Paragon (1) notice of the successful completion of each Development Milestone (as defined in the [***] License Agreement) by Jade, its Affiliates or Sublicensees with respect to a Jade Product under this Agreement that is also a Product as defined in the [***] License Agreement, which notice shall be provided within [***] days of such successful completion, and (2) notice of the First Commercial Sale (as defined in the [***] License Agreement) of each Jade Product under this Agreement that is also a Product as defined in the [***] License Agreement, which notice shall be provided within [***] days of such occurrence, and (z) Jade shall comply with Sections 5.1 and 5.2 of the [***] License Agreement to the extent applicable to the payments for which Jade is responsible. Any payments due by Jade under this Section 2.8(c) shall be subject to any reductions pursuant to Section 4.9 of the [***] License Agreement. Paragon shall promptly provide to Jade a copy of any invoice received from [***] under Section 4.10 of the [***] License Agreement that is relevant to the payments for which Jade is responsible (or direct [***] to provide such invoices directly to Jade). Jade shall have the right to exercise and fund on behalf of Paragon the buyout rights under Section 4.11 of the [***] License Agreement for each Jade Product under this Agreement that is also a Product as defined in the [***] License Agreement in lieu of Jade’s ongoing payments with respect to clauses (ii) and (iii) above. For clarity, the payments set forth in this Section 2.8(c) are in addition to the amounts payable to Paragon under Article IV. Jade shall not be responsible for any payments under the [***] License Agreement other than those payments set forth in this Section 2.8(c) and the payment to be reimbursed by Jade under Section 4.1.

(d)
Covenants by Jade. Jade hereby covenants and agrees that:
(i)
On or before [***] of each year during the Term, Jade shall deliver to Paragon a written report for its activities under this Agreement meeting the reporting requirements set forth in Section 5.3 of the [***] License Agreement;
(ii)
Jade shall cure any breach of the [***] License Agreement caused by Jade, its Affiliates or Sublicensees within [***] days of written notice thereof, and shall provide Paragon with written notice of such cure upon completion thereof; and

(iii)
Except as expressly required under this Agreement solely with respect to the [***] License Agreement, or for matters falling outside of this Agreement, Jade shall not communicate directly with [***] without Paragon’s prior written consent, which consent may be withheld in Paragon’s sole discretion.
(e)
Covenants by Paragon. Paragon hereby covenants and agrees that:
(i)
During the Term, Paragon shall maintain (to the extent within Paragon’s control) in full force and effect the [***] License Agreement including by faithfully, fully and timely performing its obligations pursuant to the [***] License Agreement (provided, that Paragon shall not be responsible for any breach or termination of the [***] License Agreement caused by any action or inaction of Jade, its Affiliates or Sublicensees, including a breach of this Agreement or the [***] License Agreement), and shall not terminate, in whole or in part, the [***] License Agreement to the extent relating to this Agreement without the prior written consent of Jade;
(ii)
Paragon shall, within the relevant time period required under the [***] License Agreement, cure (or shall use [***] to cause any sublicensee of Paragon under the [***] License Agreement other than Jade to promptly cure) any breach of the [***] License Agreement caused by any action or omission of Paragon or its Affiliates or other sublicensees;
(iii)
Paragon shall not modify or amend the [***] License Agreement in any manner that (x) is reasonably expected to adversely affect Jade’s rights (including the Development, Manufacture, Commercialization or exploitation of the Jade Products in the Field in the Territory under this Agreement) under this Agreement in any material respect, (y) increases Jade’s obligations under this Agreement in any material respect, or (z) increases the costs and payments of any kind under the [***] License Agreement for which Jade is or will be responsible (whether to Paragon or [***]) under this Agreement, in each case without the prior written consent of Jade, which consent may be withheld in Jade’s sole discretion and any such amendment or modification in breach of this Section 2.8(e)(iii) shall have no effect on Jade’s rights under the terms of this Agreement;
(iv)
Paragon shall provide to Jade a copy of any amendment to or restatement of the [***] License Agreement promptly following execution thereof; and
(v)
Paragon shall promptly provide to Jade a copy of any written notice of alleged breach, default or termination delivered by [***] under the [***] License Agreement.
2.10
Use of Licensed Antibody Technology and Paragon’s Confidential Information. Notwithstanding any provision of this Agreement to the contrary, Jade shall have no right or license to use the Licensed Antibody Technology, the Other Licensed [***], the [***] IP or any other Intellectual Property Rights or Antibodies owned or controlled by Paragon or Paragon’s Confidential Information to discover, generate, identify or characterize any Antibodies or Antibody based products other than the Jade Products (except as may be agreed under other definitive agreements entered into between Paragon and its Affiliates and Jade).

2.11
Exclusivity.
(a)
Subject to the terms of this Section 2.10, to the maximum extent permissible under Applicable Law, during the Exclusivity Period, Paragon shall not, and shall ensure that its Affiliates do not, directly or indirectly, conduct any activity, either on its own or with, for the benefit of, or sponsored by, any Third Party, including granting any license to any Third Party that would permit such Third Party, to develop, manufacture, commercialize or otherwise exploit any monospecific Antibody that is Directed To the Licensed Target (and is not Directed To any other Targets) in the Field. It will not be a violation of this Section 2.10(a) if Paragon or its Affiliate, directly or through a Third Party, (i) conducts screening activities solely for the purposes of ensuring compliance with this Section 2.10(a), (ii) conducts activities in accordance with the terms of this Agreement, the Option Agreement or any other written agreement between the Parties, or (iii) conducts activities with the prior written consent of Jade.
(b)
Notwithstanding anything in this Section 2.10 to the contrary, if a Change of Control occurs with respect to Paragon or its Parent Entity, and the Acquiring Entity (or any of such Acquiring Entity’s successors or assigns, other than the relevant Pre-Existing Entities) as of the Change of Control has a program or product (or rights thereto) that would otherwise violate Section 2.10(a) (each, a “COC Program”), or is subject to any contractual terms that would otherwise conflict with Section 2.10(a), then (i) Section 2.10(a) shall not apply with respect to such COC Program or conflicting contractual terms, and (ii) such Acquiring Entity will be permitted to continue such COC Program and its compliance with such conflicting contractual terms after such Change of Control and such continuation will not constitute a violation of Section 2.10(a), provided, that the Licensed Antibody Technology and Confidential Information of Paragon and Jade relating to the Jade Products is not used in the COC Program.
(c)
Notwithstanding anything herein to the contrary, if Paragon or its Parent Entity acquires a Third Party entity that controls multiple programs or products in active development or commercialization, including a program or product (or rights thereto) that would otherwise violate Section 2.10(a) (each, an “Acquired Program”), or is subject to any contractual terms that would otherwise conflict with Section 2.10(a), then (i) Section 2.10(a), shall not apply with respect to such Acquired Program or conflicting contractual terms, and (ii) Paragon or its Parent Entity will be permitted to continue such Acquired Program and compliance with such conflicting contractual terms after such acquisition and such continuation will not constitute a violation of Section 2.10(a), provided, that the Licensed Antibody Technology and Confidential Information of Paragon and Jade relating to the Jade Products is not used in the Acquired Program.
Article III

DEVELOPMENT, MANUFACTURING & COMMERCIALIZATION.
3.1
Jade Responsibilities.
(a)
As between the Parties, Jade shall be solely responsible for all aspects of the Development, Manufacturing, and Commercialization of the Jade Products in the Field in the Territory during the Term, including distribution, product positioning, product strategy, product branding, core messaging, marketing, promotion, detailing activities and all decisions relating to the setting of prices in the Territory, invoicing and booking sales, and establishing all terms of sale, and all regulatory activities.
(b)
As between the Parties, Jade shall be solely responsible for, and shall have the sole right to control, the selection, registration and maintenance of all trademarks associated with the Jade Products in the Field in the Territory. As between the Parties, Jade shall solely own such trademarks in the Territory and pay all relevant costs thereof.
3.2
Regulatory. As between the Parties, Jade shall control all regulatory matters, including the regulatory strategy, regulatory filings, regulatory activities (including clinical trials for Jade Products) and communication with each Regulatory Authority for the Jade Products in the Field in the Territory. Jade shall have the right to reference any relevant data included in the Licensed Antibody Technology for the purposes of regulatory filings and safety reporting for the Jade Products, including all nonclinical data, pre-approval and post-approval clinical use data, and regulatory data with respect thereto, and Paragon shall cooperate as reasonably requested by Jade with respect to providing to Jade when requested, and on a timely basis, any of the foregoing information, data filings or reporting. Jade or its designee shall be the party to file an application to each applicable Regulatory Authority in the Territory for, and to obtain and maintain, in its own name, the Regulatory Approval of the Jade Products in each country in the Territory.
3.3
Diligence; Reporting. Jade shall use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval for at least one Jade Product in the Field in the United States and at least one other Major Market Country, and (b) upon receipt of Regulatory Approval for a given Jade Product in a given country, to Commercialize such Jade Product in such country, in each case ((a) or (b)) either by itself or through its Affiliates or Sublicensees or its or their respective contractors. Additionally, on or before [***] of each year during the Term, Jade shall deliver to Paragon a report summarizing its material development efforts with respect to the Jade Products, including a summary of current and anticipated preclinical and clinical activities, a summary of the status of any regulatory filings and any anticipated regulatory filings, and achievement of any Milestones, during the preceding [***]. For the avoidance of doubt, if Jade determines, in its sole discretion, that it is inconsistent with the use of Commercially Reasonable Efforts to pursue Commercialization of a Jade Product in any country (other than the United States), it will not be considered a material breach of this Agreement to cease Development or Commercialization of such Jade Product with respect to such country.
Article IV

FINANCIAL TERMS.
4.1
Reimbursement of Payments to [***]. Within [***] days of the Effective Date, Jade shall make a one-time, non-refundable and non-creditable payment to Paragon in the amount of [***] to reimburse Paragon for the sublicense fees under Section 4.7 of the [***] License Agreement paid by Paragon to [***] with respect to this Agreement.
4.2
Milestone Payments. Jade shall make the following [***] payments to Paragon (or to such other designee(s), as requested by Paragon) (each payment, a “Milestone Payment”),

based on the achievement of the corresponding milestone (each, a “Milestone”) by Jade, its Affiliates, or its Sublicensees with respect to the first Jade Product to achieve such Milestone. Jade shall, within [***] after it or its Affiliates achieve such Milestone or within [***] after it learns that its or its Affiliate’s Sublicensee has achieved such Milestone, notify Paragon of the achievement of such Milestone in writing. Following receipt of such notice, Paragon shall invoice Jade for the corresponding Milestone Payment, which invoice shall specify whether Paragon or its designee(s) should receive such Milestone Payment and the bank account information into which such Milestone Payment should be paid. Jade shall make such Milestone Payment to Paragon or Paragon’s designee(s) within thirty (30) days after Jade’s receipt of Paragon’s invoice. Each Milestone Payment shall be paid no more than once, and Jade’s total Milestone Payments hereunder shall not exceed Twenty-Two Million Dollars ($22,000,000). For avoidance of doubt, upon achievement of any Milestone, all prior unachieved Milestones shall be deemed thereby achieved and, if the Milestone Payment for any such prior Milestone has not previously been paid under this Agreement or pursuant to Section 5.3 of the Option Agreement, it shall thereupon also be paid at the same time that the Milestone Payment for such subsequent achieved Milestone is paid.

	Milestone	Milestone Payment
#1	Achievement of Development Candidate for a Jade Product	One Million Five Hundred Thousand Dollars ($1,500,000)
#2	First dosing of a human patient in a Phase I Trial of a Jade Product	Two Million Five Hundred Thousand Dollars ($2,500,000)
#3	First dosing of a human patient in a Phase II Trial of a Jade Product	Three Million Dollars ($3,000,000)
#4	First dosing of a human patient in a Phase III Trial of a Jade Product	Five Million Dollars ($5,000,000)
#5	Receipt of Regulatory Approval from the FDA of a Jade Product	Ten Million Dollars ($10,000,000)

Notwithstanding anything to the contrary in this Section 4.2, on a Jade Product-by-Jade Product basis, if Jade ceases all Development of a first Jade Product after the Achievement of Development Candidate for such first Jade Product and, thereafter, Jade’s Board of Directors nominates a second Jade Product as a development candidate that is (i) a bona fide back-up to such first Jade Product, and (ii) for the same applicable Targets (and no other Targets) and the same indication as such first Jade Product (a “Back-Up Jade Product”), then each Milestone that had already been achieved with respect to such first Jade Product shall be deemed thereby achieved with respect to such Back-Up Jade Product, and if (and only if) the corresponding Milestone Payment for such prior-achieved Milestone has already been paid in accordance with this Section 4.2 for such first Jade Product, then Jade shall not be obligated to make the corresponding Milestone Payment with respect to such Back-Up Jade Product. By way of non-limiting example for a specific Jade Product, if at the time Jade substitutes a Jade Product with a Back-Up Jade Product, the applicable Milestones #1 and #2 have already been achieved by Jade, its Affiliate or its Sublicensee with respect to such first Jade Product, and the corresponding Milestone Payments have already been paid to Paragon or its designee in accordance with this Section 4.2, then Jade would not be obligated to make additional Milestone Payments to Paragon based on the achievement of such same Milestones #1 and #2 by such Back-Up Jade Product, but Jade would be obligated to make Milestone Payments based on achievement of the applicable Milestones #3 through #5 with respect to such Back-Up Jade Product.

4.3
Royalties.
(a)
Royalty Rate for Products. Subject to the terms of this Section 4.3, during the applicable Royalty Term (which shall be measured on a country-by-country and Product-by-Product basis), Jade shall pay tiered royalties to Paragon (or to such other designee(s), as requested by Paragon) as set forth in the table below on annual Net Sales of all Products sold by Jade, its Affiliates or its Sublicensees in the Field in the Territory (together with any royalties payable under Section 4.3(b), the “Royalty Payments”). For clarity, any Net Sales of any Jade Product made in a given country after the expiration of the Royalty Term for such Jade Product in such country will not be royalty-bearing.

Annual Net Sales of the Products in a Given Calendar Year	Royalty Rate
Portion of annual Net Sales of the Products in a given Calendar Year above [***] but up to and including [***]	[***]
Portion of annual Net Sales of the Products in a given Calendar Year of more than [***] up to and including [***]	[***]
Portion of annual Net Sales of the Products in a given Calendar Year of more than [***]	[***]

(b)
Royalty Rate for Jade Multispecific Products. During the applicable Royalty Term (which shall be measured on a country-by-country and Jade Multispecific Product-by-Jade Multispecific Product basis), Jade shall pay royalties to Paragon (or to such other designee(s), as requested by Paragon) equal to [***] percent ([***]%) of Net Sales of all Jade Multispecific Products sold by Jade, its Affiliates or its Sublicensees in the Field in the Territory.
(c)
Combination Products. If any Jade Product contains (a) a combination of more than one Licensed Antibody, Derived Antibody and/or Multispecific Antibody, or (b) a combination of (i) one or more Licensed Antibodies, Derived Antibodies or Multispecific Antibodies, and (ii) one or more other Antibodies owned or Controlled by Paragon or its Affiliates, the rights to which have been licensed to Jade or its Affiliates under a separate agreement, then, in each case (a) or (b) unless otherwise agreed by the Parties, the royalty rate for the Royalty Payments payable to Paragon with respect to such Jade Product (as the sole royalty applicable to such Jade Product, i.e., no additional royalty will apply to such Jade Product under any such separate agreement between the Parties and/or their respective Affiliates, notwithstanding anything to the contrary therein) (x) shall be determined in accordance with the Royalty Rate chart set forth in Section 4.3(a) if such Jade Product does not contain a Multispecific Antibody, and (y) shall be determined in accordance with Section 4.3(b) if such Jade Product contains a Multispecific Antibody.
(d)
Royalty Reductions for No Valid Claim. If, during any Calendar Quarter during the Royalty Term for a particular Jade Product in a particular country, no Valid Claim of a Licensed Antibody Patent Covers the Manufacture or Commercialization of such Jade Product in such country, then the applicable royalty rate for the Royalty Payments set forth in this Section 4.3 for such Calendar Quarter shall be reduced by [***] percent ([***]%).
4.4
Payment Reports. Within [***] days after the end of the [***], Jade shall provide to Paragon a written report, on a [***] basis, stating the [***] the [***] including [***]; and [***] including [***]. All Royalty Payments described in such written report shall be made by Jade at the same time it submits such written report to Paragon. All such Royalty Payments shall be paid to Paragon or Paragon’s designee, provided that in the case of payment to a designee, Paragon has notified Jade in writing at least thirty (30) days prior to the due date for any Royalty Payment of the designee to be paid and the bank account information for such designee.
4.5
Payment Method. All payments due under this Agreement to Paragon shall be made in U.S. Dollars by bank wire transfer in funds to an account designated by Paragon from time to time reasonably in advance of any payment due date.
4.6
Taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Applicable Law to be withheld or deducted from any Royalty Payments, Milestone Payments or other payments made by Jade to Paragon or its designee(s) under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Jade is required to deduct and withhold taxes on any payment to Paragon or its designee(s), Jade shall: (a) deduct such taxes from such payment to Paragon or its designee(s), (b) pay the amounts of such taxes to the proper government authority in a timely manner, and (c) promptly submit to Paragon an official tax certificate or other available evidence of such withholding sufficient to enable Paragon or its designee(s) to claim such payment of taxes. For the avoidance of doubt, Jade’s remittance of such withheld amounts to the appropriate governmental authority, together with payment to Paragon or its designee(s) of the remaining amount owed, shall constitute full satisfaction of the applicable payment due to Paragon. Jade shall provide Paragon with any reasonably requested tax forms or certificates available to Jade in order to allow Paragon or its designee(s) to recover, as permitted by Applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Paragon shall promptly provide Jade with any requested tax forms that may be reasonably necessary in order for Jade to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty.

4.7
Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the exchange rates reported on the [***] Business Day prior to the payment due date for the purchase and sale of Dollars, as reported by the Wall Street Journal (East Coast Edition).
4.8
Late Payments. Any amount owed by Jade to Paragon under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the per annum rate of [***] percentage point above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a [***] basis, or, if lower, the highest rate permitted under Applicable Law.
4.9
Blocked Currency. If by Applicable Law of a country in which Net Sales occurred, conversion of funds into Dollars or transfer of funds from such country to the United States is restricted, forbidden or delayed for more than [***] days, then Jade can elect, at its sole discretion, that the amounts accrued in such country and owed by Jade to Paragon under this Agreement shall be paid to Paragon in such country in local currency by deposit in a local bank designated by Paragon, unless the Parties otherwise agree in writing.
4.10
Records; Inspection.
(a)
Jade shall, and shall cause its applicable Affiliates to, create and keep complete and accurate records of its sales and other dispositions of all Jade Products, including all records that are reasonably necessary for the purposes of calculating all payments due under this Agreement.
(b)
Upon reasonable advance written notice to Jade, Paragon shall have the right to retain a nationally recognized (in the US) independent certified public accounting firm to perform on behalf of Paragon an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP), of such books and records of Jade or its applicable Affiliates as may be reasonably necessary to verify the accuracy of any reports provided pursuant to Section 4.4 hereunder for any Calendar Quarter in which a Jade Product was sold ending not more than [***] calendar months prior to the date of such request. Such audits shall be conducted during normal business hours, shall not occur more frequently than [***] in each Calendar Year and shall not be conducted more than [***] with respect to any reporting period, in each case other than for cause. All information disclosed or observed during any audit pursuant to this Section 4.10 shall be the Confidential Information of Jade, and Paragon shall cause the accounting firm to retain all such information as Confidential Information, including, if requested by Jade, by requiring such accounting firm to enter into a customary confidentiality agreement with Jade prior to the initiation of any such audit.
(c)
Upon completion of any audit hereunder, the accounting firm shall provide both Jade and Paragon a written report disclosing whether the reports submitted by Jade are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information regarding Jade’s records shall be provided to Paragon.

(d)
Paragon shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment by Jade that exceeds [***] percent ([***]%) of the total owed for such payment or payment period, as applicable, then Jade shall reimburse Paragon or its designee(s) for the amounts actually paid to such accounting firm for performing such audit.
(e)
If such accounting firm concludes that Jade has in aggregate underpaid amounts owed to Paragon during the audited period, Jade shall pay Paragon or its designee(s) the amount of the discrepancy within [***] days of the date Paragon delivers to Jade such accounting firm’s written report and an invoice for such amounts. If such accounting firm concludes that Jade has in aggregate overpaid amounts owed to Paragon during the audited period, then Jade may, at its election, either credit such overpaid amount against any future payment obligation to Paragon or require Paragon to refund such amounts within [***] days.
Article V

INTELLECTUAL PROPERTY.
5.1
Ownership. As between the Parties, (a) each Party will own and retain all right, title and interest in and to all Intellectual Property Rights owned or controlled by such Party as of the Effective Date or that come into the ownership or control of such Party during the Term outside the scope of this Agreement; (b) Paragon solely owns the Licensed Antibody Technology and the Other Licensed Technology; (c) Jade will solely own the Jade Inventions, including any Derived Antibodies and Jade Multispecific Antibodies to the extent they constitute Jade Inventions; and (d) ownership of Inventions shall be determined in accordance with U.S. laws of inventorship. Other than rights granted to Jade under this Agreement with respect to the Licensed Antibody Technology, the Other Licensed Technology and the [***] IP, nothing in this Agreement shall affect Paragon’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Paragon or its Affiliates, now or in the future. Other than rights granted to Paragon under Section 8.6(c) of this Agreement with respect to the Jade Intellectual Property, nothing in this Agreement shall affect Jade’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Jade or its Affiliates, now or in the future.
5.2
Patent Prosecution.
(a)
Prosecution Generally. For the purpose of this Article V, “prosecute” and “prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any board of appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings and applications for patent term extensions and the like.
(b)
Prosecution of Licensed Antibody Patents. As between the Parties, subject to this Section 5.2, (1) with respect to any Licensed Antibody Patents that have been filed as of the Effective Date, Jade shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Antibody Patents, in each case, at Jade’s sole expense, and (2) with respect to any Licensed Antibody Patents that are filed after the

Effective Date, (x) Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Antibody Patents until the date on which the Final Deliverable (as defined in the Option Agreement) for the Research Program is delivered to Jade [***] and (y) following the date on which the Final Deliverable for the Research Program is delivered to Jade, then Jade shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Antibody Patents, in each case, at Jade’s sole expense.
(i)
Coordination.
(A)
With respect to any Licensed Antibody Patents for which Jade has the right to prepare, file, prosecute and maintain, Jade shall provide Paragon with copies of all material correspondence from and to any patent office relating to such Licensed Antibody Patents, and Jade shall provide Paragon with drafts of all proposed filings to any patent office with respect to such Licensed Antibody Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment [***]. Jade will take into consideration Paragon’s reasonable comments prior to submitting such filings.
(B)
With respect to any Licensed Antibody Patents for which Paragon has the right to prepare, file, prosecute and maintain, Paragon shall provide Jade with copies of all material correspondence from and to any patent office relating to such Licensed Antibody Patents, and Paragon shall provide Jade with drafts of all proposed filings to any patent office with respect to such Licensed Antibody Patents in reasonably adequate time before submission of such filings for Jade’s review and comment. Paragon will take into consideration Jade’s reasonable comments prior to submitting such filings.
(ii)
Backup Right to Prosecute.
(A)
Jade shall notify Paragon of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Antibody Patent anywhere in the Territory. Jade shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Antibody Patent. In such event, Paragon shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Antibody Patent, at Paragon’s expense.
(B)
Paragon shall notify Jade of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Antibody Patent anywhere in the Territory. Paragon shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Antibody Patent. In such event, Jade shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Antibody Patent, at Jade’s expense.
(iii)
Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, prosecution and maintenance of Licensed Antibody Patents, including in each case by providing the prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork.

(c)
Prosecution by Paragon. Except with respect to Licensed Antibody Patents (which are addressed in Section 5.2(b)), Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining any Patents (including the Other Licensed Patents and Paragon Multispecific Patents) that it owns or otherwise controls (the “Paragon Patents”). Paragon’s prosecution of any Paragon Patents shall be at Paragon’s sole expense. Notwithstanding the foregoing, in prosecuting any Paragon Multispecific Patents, Paragon hereby agrees that during the Term, neither Paragon nor any of its Affiliates or licensees will file, or assist any Third Party in filing, any Patent that includes a claim that expressly recites the sequence of a Licensed Antibody or Derived Antibody other than as part of a Paragon Multispecific Antibody.
(d)
Patent Prosecution Costs. Jade shall promptly reimburse Paragon for any actual costs and expenses reasonably incurred by Paragon that are related to the prosecution of any Licensed Antibody Patents prior to the Effective Date that have not been reimbursed by Jade under the Option Agreement. Jade will promptly reimburse Paragon for any future prosecution costs and expenses incurred by Paragon with respect to the Licensed Antibody Patents under the terms of the Option Agreement [***].
(e)
[***] Licensed Patents. The Parties acknowledge and agree that Paragon has no right under the [***] License Agreement to file, prosecute or maintain the [***] Licensed Patents, and Jade has no right under this Agreement to file, prosecute or maintain the [***] Licensed Patents.
(f)
CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under Article V of this Agreement, without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a joint research agreement (JRA) as defined in the CREATE Act.
(g)
Disclosure of Jade Antibody Patents. Upon the request of Paragon, Jade shall deliver to Paragon a list of the then-existing Jade Antibody Patents. As between the Parties, Jade shall have sole control and discretion over, preparing, filing, prosecuting and maintaining all Jade Antibody Patents, in each case, at Jade’s sole expense.
5.3
Patent Enforcement and Defense.
(a)
Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party (“Patent Infringement”) of any Licensed Antibody Patent and any known or suspected challenge by a Third Party against the validity or enforceability (“Patent Challenge”) of any Licensed Antibody Patent within [***] days after such Patent Infringement or Patent Challenge comes to such Party’s attention.

(b)
Jade’s First Right to Enforce or Defend. Jade shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Licensed Antibody Patents in the Territory at its own expense and discretion as it reasonably determines appropriate. Jade shall keep Paragon informed and reasonably consult with Paragon in the course of such legal action. Paragon shall have the right to be represented in any such legal action by counsel of its choice at its own expense.
(c)
Paragon’s First Right to Enforce or Defend. Paragon shall have the sole right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Paragon Patents in the Territory at its own expense and discretion as it reasonably determines appropriate.
(d)
Settlement. In connection with any such legal action or proceeding, Jade shall not enter into any settlement admitting the invalidity or unenforceability of Licensed Antibody Patents without the prior written consent of Paragon (such consent not to be unreasonably conditioned, withheld, or delayed).
(e)
Paragon’s Backup Right to Enforce or Defend. If Jade does not initiate a legal action for Patent Infringement or Patent Challenge with respect to any Licensed Antibody Patent within [***] days after a notice of such Patent Infringement or Patent Challenge under Section 5.3(a), then Paragon shall have a backup right, but not the obligation, to initiate such legal action at its own expense.
(f)
Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Jade or Paragon hereunder relating to Patent Infringement or Patent Challenge in each case solely with respect to the Licensed Antibody Patents, including pursuant to a settlement, shall be applied as follows: (i) first to reimburse the [***] of each of the Parties in such action; and (ii) second, any amounts remaining after paying the amounts due each Party under clause (i) (the “Remaining Recovery”) shall be allocated as follows: (1) [***]; or (2) [***].
(g)
Cooperation with Patent Enforcement. At the request of the enforcing Party (and at the requesting Party’s expense), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.3, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action at its own expense.
(h)
[***] Licensed Patents. The Parties acknowledge and agree that Paragon has no right under the [***] License Agreement to enforce the [***] Licensed Patents, and Jade has no right under this Agreement to enforce the [***] Licensed Patents.
5.4
Third Party Patent Proceedings.
(a)
Jade’s Right to Challenge Third Party Patents. Jade shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary or useful to Develop, Manufacture, Commercialize or otherwise exploit any Jade Product.
(b)
Cooperation by Paragon. At the request of Jade, Paragon shall cooperate and provide any information or assistance in connection with any legal action under this Section 5.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the action at Jade’s cost and expense.
5.5
Common Interest Agreement. At the request of either Party to conduct the activities under this Article V, the Parties shall cooperate [***] to enter into a customary mutually-agreed common-interest agreement intended to preserve attorney-client privilege with respect to disclosures and communications by or on behalf of either Party or its Affiliates in connection with such activities.
Article VI

PROTECTION OF CONFIDENTIAL INFORMATION.
6.1
Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***], it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information, provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non‑use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.
6.2
Exceptions. The Receiving Party’s obligations under Section 6.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.
6.3
Authorized Disclosure. Notwithstanding the provisions of this Article VI, the Receiving Party may disclose Confidential Information of the Disclosing Party, without violating its obligations under this Agreement, to the extent the disclosure is:

(a)
required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange (including, for clarity, any such disclosures required to be made by Paragon or its Affiliates or licensees in connection with the Development, Manufacture, Commercialization or other exploitation of Multispecific Antibodies), provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information;
(b)
reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, or obtain or maintain approval to conduct clinical trials or Regulatory Approvals, in each case, in accordance with this Agreement (including, for clarity, any such disclosures that are reasonably necessary to be made by Paragon or its Affiliates or licensees in connection with the Development, Manufacture, Commercialization or other exploitation of Multispecific Antibodies); or
(c)
under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)): (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder and the right to Develop, Manufacture, Commercialize and otherwise exploit Antibodies and products (including Multispecific Antibodies and Multispecific Products) to which it has rights hereunder, or (ii) to actual or bona fide potential licensees, acquirers, merger partners, assignees, collaborators, investment bankers, investors or lenders.
6.4
Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 6.3, and except that both Parties may disclose this Agreement and its terms to its legal, financial and investment banking advisors; bona fide potential and actual investors, acquirers, merger partners, assignees, collaborators, investment bankers, lenders, licensees, sublicensees or strategic partners in connection with license or partnering transactions, due diligence or similar investigations by such Third Parties or in confidential financing documents; and counsel or other advisors for the foregoing; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article VI (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).
6.5
Publicity. Neither Party will generate or allow any publicity regarding this Agreement or the transactions contemplated hereunder without the other Party first approving such press release or publication in writing, except for any public disclosure by or on behalf of a Party that is, in the opinion of such Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of such Party are listed (or to which an application for listing has been submitted) and except that a Party may, once a press release or other public written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other public written statement without the further approval of the other Party.
6.6
Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party, subject to the receiving Party’s right to maintain (a) one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement, or (b) upon expiration (but not early termination) of this Agreement, where Jade is the Receiving Party, any Paragon Confidential Information then in Jade’s possession or control including any tangible manifestations thereof, as necessary or reasonably useful to exercise Jade’s continuing rights under Section 2.1 and Section 8.1.
Article VII

REPRESENTATIONS AND WARRANTIES.
7.1
Mutual Representations. Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.
7.2
Representations of Paragon. Paragon hereby represents and warrants to Jade as of the Effective Date that:
(a)
Paragon has set forth, in Exhibit A, a complete and accurate list of all the Licensed Antibody Patents existing as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date and status);
(b)
Paragon has properly filed, prosecuted and maintained the Licensed Antibody Patents existing as of the Effective Date;
(c)
there are no licenses or sublicenses pursuant to which Paragon licenses as of the Effective Date any of the Licensed Antibody Technology, nor, to Paragon’s actual knowledge, are any such licenses necessary to Develop, Manufacture and Commercialize the Licensed Antibodies other than the [***] License Agreement;
(d)
Paragon has the right under the Licensed Antibody Technology to grant to Jade the licenses and other rights set forth in this Agreement, and it has not granted any license or other right under the Licensed Antibody Technology that is inconsistent with the licenses and other rights granted to Jade hereunder;

(e)
there is no pending or, to Paragon's knowledge, threatened litigation, nor has Paragon received any written notice from any Third Party, asserting or alleging that the development, manufacture or commercialization of the Licensed Antibody Technology prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;
(f)
Paragon has complied with all duties of disclosure and has not engaged in any inequitable conduct with respect to all Licensed Antibody Patents existing as of the Effective Date;
(g)
all Licensed Antibody Patents listed in Exhibit A that have been issued as of the Effective Date are in full force and effect and are, to Paragon’s knowledge, valid and enforceable;
(h)
other than the Licensed Antibody Patents listed in Exhibit A and the [***] Licensed Patents, as of the Effective Date neither Paragon nor any of its Affiliates own or have any rights in, to or under any Patents Covering the composition of matter of, or any method of specifically making or using, any Licensed Antibody;
(i)
there are no judgments against or awards or settlements against Paragon or any of its Affiliates, and there are no claims, actions, or proceedings pending or, to Paragon’s knowledge, threatened, nor to Paragon’s knowledge are there any formal inquiries initiated or written notices received that are reasonably likely to lead to the institution of any such legal proceedings, in each case (i) relating to any Licensed Antibodies or Licensed Antibody Technology or alleging that any Third Party has any right to or under any Licensed Antibodies or Licensed Antibody Technology that would conflict with the rights granted in this Agreement; or (ii) alleging that any Licensed Antibody Patent is unpatentable, invalid, unenforceable or infringed;
(j)
(i) each Representative employed or engaged by Paragon or its Affiliate to conduct the activities under the Research Program has assigned or licensed, or is under contractual obligations to assign or license, to Paragon all inventions conceived, reduced to practice or otherwise related to the Licensed Antibodies or Licensed Antibody Technology; (ii) to Paragon’s knowledge, no Representative employed by Paragon or its Affiliate that conducts activities under the Research Program has any obligations under agreements or Applicable Law to assign any interest in any such inventions to any Third Party; and (iii) each Representative employed or engaged by Paragon or its Affiliate to conduct the activities under the Research Program has existing obligations under agreements or Applicable Law to maintain as confidential Paragon’s Confidential Information as well as confidential information of other parties (including of Jade and its Affiliates);
(k)
none of Paragon, its Representatives, or any other person used by Paragon in the performance of the Research Program or otherwise in connection with this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Jade in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened;
(l)
no funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any Licensed Antibody Technology, and neither Paragon nor any of its Affiliates has entered into a government funding relationship that would result in rights to any Jade Products residing in the U.S. Government, the National Institutes of Health, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory; and
(m)
(i) the version of the [***] License Agreement attached to this Agreement as Exhibit B is a true, correct and complete copy of the [***] License Agreement as of the Effective Date, (ii) Paragon has not received a notice of breach, default or termination from [***] under the [***] License Agreement, nor has Paragon delivered a notice of breach, default or termination to [***] under the [***] License Agreement, and (iii) to the knowledge of Paragon, the [***] License Agreement is in full force and effect.
(n)
Covenants of Paragon. During the Term, (a) Paragon will not grant a Third Party any license or other right in the Licensed Antibody Technology that would conflict with the rights and licenses granted to Jade hereunder with respect to such Licensed Antibody Technology; (b) Paragon will comply with the terms of each Paragon Third Party Agreement, will maintain each Paragon Third Party Agreement, will not amend a Paragon Third Party Agreement in a manner that (i) adversely affects Jade in any material respect, or (ii) increases any financial obligations under a Paragon Third Party Agreement that will result in an increase in Jade’s Reimbursement Obligation, in each case of (i) and (ii) without Jade’s prior written consent, and will not take any actions that could reasonably cause any Paragon Third Party Agreement to lapse or terminate; and (c) Paragon will, and will direct each applicable Affiliate of Paragon to, execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to enable Jade to exercise its rights and obligations under Sections 5.2, 5.3 and 5.4.
7.3
Compliance with Laws. Each Party shall, and shall ensure that its Affiliates and its and its Affiliates’ Representatives and sublicensees, comply with Applicable Laws in all material respects in the performance of its obligations and the exercise of its rights under this Agreement.
7.4
DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL

PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
Article VIII

TERM; TERMINATION.
8.1
Term. The term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country and Jade Product-by-Jade Product basis on the expiration of the Royalty Term for such Jade Product in such country, in each case, unless earlier terminated by a Party as set forth below in this Article VIII (the “Term”). Upon expiration (but not termination) of the Agreement, the licenses granted in Section 2.1 shall survive and become royalty-free, fully paid-up, perpetual and irrevocable with respect to the applicable Jade Product in the applicable country.
8.2
Termination by Jade. Jade shall have the right to terminate this Agreement in its entirety or on a country-by-country or Jade Product-by-Jade Product basis for any or no reason upon sixty (60) days’ prior written notice to Paragon.
8.3
Material Breach. Either Party may terminate this Agreement in its entirety for the material breach of this Agreement by the other Party, if such material breach remains uncured ninety (90) days (or thirty (30) days with respect to (a) any failure to make any payments owing to a Party hereunder, or (b) any material breach of this Agreement by Jade that also constitutes a breach of the [***] License Agreement) following notice from the non-breaching Party to the breaching Party specifying such breach, provided, that, in the event of a dispute regarding the existence or cure of a material breach, no termination shall become effective until such dispute is finally resolved pursuant to Section 10.7 in favor of the non-breaching Party and the breaching Party fails to cure such material breach within ninety (90) days thereafter.
8.4
Insolvency. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [***] days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.
8.5
Termination of [***] License Agreement. In the event the [***] License Agreement is terminated in its entirety, this Agreement shall remain in full force and effect, provided that Jade is not in material breach of the terms of this Agreement, and agrees to be bound to [***] as a licensor under the terms and conditions of the [***] License Agreement.

Jade shall have the option, in its sole discretion, to promptly enter into an appropriate agreement with [***] pursuant to Section 10.6(b) of the [***] License Agreement and the Parties will promptly enter into an amendment to this Agreement to effectuate the foregoing, including directing that all payments owed by Jade under the [***] License Agreement as of the effective date of termination of the [***] License Agreement shall be paid directly to [***] and, which for clarity, will not in the aggregate result in Jade owing any more, for any given payment, to [***] and Paragon than it otherwise would have owed if the [***] License Agreement was not terminated.
8.6
Effect of Termination of this Agreement. If this Agreement terminates for any reason (excluding expiration under Section 8.1), whether with respect to a particular Jade Product, particular country or in its entirety, then the following shall apply:
(a)
All licenses and other rights granted by Paragon to Jade under this Agreement with respect to the terminated Jade Product(s) and terminated country(ies) shall terminate, except as required for Jade, its Affiliates and/or its Sublicensees to perform any of its obligations that survive termination, including to continue to complete or wind down (at Paragon’s expense in the event of a termination by Jade under Section 8.3) any ongoing clinical trials for any Jade Product, as may be required by Applicable Law or ethical principles.
(b)
No later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof related to the terminated Jade Product(s) in the terminated country(ies); provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article VI of this Agreement.
(c)
Upon Paragon’s written request to Jade (which must be provided to Jade within thirty (30) days after the effective date of termination), Paragon and Jade shall [***] discuss [***] for a period of up to [***] days following such written request, terms and conditions under which Jade may be willing to grant to Paragon [***] license under the Jade Intellectual Property to Develop, Manufacture, Commercialize and otherwise exploit the terminated Jade Products in the Field in the terminated countries that were the subject of any Development, Manufacturing or Commercialization activities performed by Jade or its Affiliates under this Agreement prior to such termination (“Reversion Products”), as well as the potential transfer of materials, ongoing clinical trials and applicable regulatory filings and relevant data generated by Jade with respect to the Reversion Products and necessary for the continued Development, Manufacture, Commercialization and exploitation of such Reversion Products, such agreement to include commercially reasonable financial and other terms (including the granting of a right of reference and the exchange of pharmacovigilance information, as applicable), which terms shall take into consideration Jade’s contributions made in the Development, Manufacture, Commercialization and other exploitation of the Reversion Products, provided, that Jade is under no obligation to enter into such license.

8.7
Survival of Sublicenses. Upon termination of this Agreement, at the written request of any Sublicensee who is not then in breach of its sublicense agreement, such sublicense agreement will survive such termination of this Agreement, and Paragon will negotiate [***] the terms and conditions of a direct license with such Sublicensee that is consistent with the terms of this Agreement (as adjusted for the scope of license, products, field of use and other provisions of the original sublicense). For clarity, Paragon shall have no obligation with respect to any Sublicensee that is greater than or in addition to the obligations of Paragon to Jade under this Agreement. Each sublicense that may be amended to become a direct license between Paragon and a Sublicensee shall ensure that any and all economic rights, payments or benefits due to Jade will be preserved and payable to Jade and will designate Jade a third-party beneficiary to enforce such rights. In each such instance, Jade will have the right to review and approve the terms of such agreement between Paragon and such Sublicensee as related to Jade's economic rights, which approval shall not be unreasonably withheld, conditioned or delayed.
8.8
Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article I (Definitions); Section 2.1 (License Grants from Paragon) (upon expiration (but not termination) of this Agreement as set forth in Section 8.1 (Term)); Section 2.2 (Sublicenses) (with respect to any payments or other performance obligations prior to conversion (if any) to a direct license pursuant to Section 8.7); Section 2.3 (No Implied Licenses; Reservation of Rights); Sections 4.1 (Reimbursement of Payments to [***]) to 4.3 (Royalties) (with respect to any outstanding payment obligations that have accrued prior to the date of termination or expiration); Section 4.4 (Payment Reports) (with respect to the last Calendar Quarter or portion thereof of the Term to the extent not already reported and any outstanding payment obligation with respect to any Royalty Payments that have accrued prior to the date of termination or expiration); Section 4.5 (Payment Method) to 4.9 (Blocked Currency) (for the duration of any outstanding payment obligations under this Agreement); Section 4.10 (Records; Inspection) (for the duration set forth therein); Section 5.1 (Ownership); Section 7.5 (Disclaimer of Warranties); Article VI (Protection of Confidential Information) (for the duration set forth therein); Section 8.6 (Effect of Termination of this Agreement); Section 8.7 (Survival of Sublicenses); Section 8.8 (Accrued Rights; Survival); Article IX (Indemnification); and Article X (Miscellaneous).
Article IX

INDEMNIFICATION.
9.1
By Jade. Jade hereby agrees to defend, indemnify and hold harmless Paragon, its Affiliates and its or their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Jade Indemnitee in the performance of this Agreement; (b) Jade’s breach of any of its representations, warranties or covenants under this Agreement; (c) Jade’s Development, Manufacture, Commercialization or other exploitation of Jade Products (but, for clarity, excluding any activities conducted by Paragon under this Agreement or the Option Agreement); or (d) any breach of the [***] License Agreement that is caused by the actions or omissions of Jade or its Affiliates or Sublicensees, in each case ((a) to (d)), except in each case to the extent that any such Losses are indemnifiable by Paragon under Section 9.2.
9.2
By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Jade, its Affiliates, and its or their Representatives (each, a “Jade Indemnitee”) from and against any and all Losses to which any Jade Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) Paragon’s breach of any of its representations, warranties or covenants under this Agreement; in each case ((a) to (b)), except in each case to the extent that any such Losses are indemnifiable by Jade under Section 9.1.
9.3
Indemnification Procedures. The Party claiming indemnity under this Article IX (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the Third Party Claim for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify and hold harmless pursuant to Section 9.1 or Section 9.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 9.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***]. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article IX to obtain indemnification from the Indemnifying Party.

9.4
Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF Article VI, FRAUD OR WILLFUL MISCONDUCT OR FOR INDEMNIFICATION CLAIMS UNDER THIS Article IX, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
9.5
Insurance. During the Term and for a period of three (3) years thereafter, each Party shall maintain at its expense insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder. Each Party hereby expressly acknowledges and agrees that the maintenance of such insurance coverage shall not relieve such Party of its obligations under this Agreement.
Article X

MISCELLANEOUS.
10.1
Independent Contractor Relationship. Paragon’s relationship with Jade is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Neither Party is an agent of the other Party or authorized to make any representation, contract, or commitment on behalf of the other Party.
10.2
Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law (in each case, a “Force Majeure”). The Party affected by a Force Majeure will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the affected Party.
10.3
Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto and the Option Agreement, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.
10.4
Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
10.5
Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
10.6
Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that (a) Paragon may assign to an Affiliate or a Third Party its rights to receive some or all of the payments payable hereunder together with the right to receive Confidential Information of Jade, provided that any such Affiliate or Third Party agrees to be bound by commercially reasonable obligations of confidentiality; and (b) either Party may assign this Agreement without the other Party’s consent to (i) its Affiliates or (ii) its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The assigning Party shall provide the other Party with prompt written notice of any such assignment set forth in clauses (a) and (b) above. Except for an assignment pursuant to clause (a) above, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 10.6. Any assignment not in accordance with this Agreement shall be void.
10.7
Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article VI or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:
(a)
The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.
(b)
The Dispute will be referred to the then Chief Executive Officer of Paragon (or such individual’s designee) and the then Chief Executive Officer of Jade (or such individual’s designee) who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.

(c)
If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 10.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 10.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***] day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator.
(d)
Notwithstanding the provisions of Section 10.7(c), if the Dispute involves an amount in question of less than [***], then the arbitration will be conducted by one arbitrator, selected in accordance with the JAMS Rules.
(e)
The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrator(s) shall have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 10.7 will be deemed the Confidential Information of both Parties.
(f)
Nothing in this Section 10.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
(g)
The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose, provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits, and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
10.8
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.
10.9
Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 10.9, the Party shall send a copy of such notice by email to the other Party.

If to Paragon: Paragon Therapeutics, Inc.
221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453
Attn: Chief Legal Officer

Email: [***]

If to Jade: Jade Biosciences, Inc.

221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453

Attn: General Counsel

Email: [***]

10.10
Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h)

the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or.” The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any Exhibit, the terms and conditions of this Agreement will prevail.
10.11
No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.
10.12
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF or electronic signatures, which signatures shall have the same force and effect as original signatures.
10.13
Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
10.14
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
10.15
Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

10.16
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
10.17
Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates, subject to the terms of this Agreement. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VI, and shall be subject to the intellectual property provisions of Article V as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

Paragon Therapeutics, Inc. By: /s/ Keri Lantz Name: Keri Lantz Title: Chief Financial Officer	Jade Biosciences, Inc. By: /s/ Andrew King Name: Andrew King Title: President, Research & Development

[Signature Page to License Agreement]

EXHIBIT A

LIST OF LICENSED ANTIBODY PATENTS

[***]

[EXHIBIT A TO LICENSE AGREEMENT]

EXHIBIT B

[***] LICENSE AGREEMENT

[***]

[EXHIBIT B TO LICENSE AGREEMENT]

EXHIBIT C

RESEARCH PROGRAM MATERIALS

[***]

[EXHIBIT C TO LICENSE AGREEMENT]

EXHIBIT D

DESIGNATED MULTISPECIFIC ANTIBODIES

[***]

[EXHIBIT D TO LICENSE AGREEMENT]